                                                                    Exhibit 4(h)

                             CERTIFICATE OF TRUST
                                      OF
                           HOUSEHOLD CAPITAL TRUST I
                           -------------------------


     This Certificate of Trust of Household Capital Trust I (the "Trust"), dated May 16, 1995, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C.
(S)3801 et seq.).

     1. Name. The name of the business trust formed hereby is Household Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration.

     3. Counterparts. This Certificate may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                       WILMINGTON TRUST COMPANY
                                       as Trustee

                                               /s/ Emmett R. Harmon
                                       By:_________________________________
                                            Name:  Emmett R. Harmon
                                            Title: Vice President

                                         /s/  Edgar Ancona
                                       ----------------------------------------
                                       Edgar Ancona, as trustee



                                         /s/  B. B. Moss, Jr.
                                       ----------------------------------------
                                       B. B. Moss, Jr., as trustee


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